UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2015

Gladstone Land Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The Company announced today that it is commencing an underwritten public offering of approximately 1,100,000 shares of its common stock. The public offering price and other terms are to be determined by negotiations between the Company and the underwriters. In addition, the Company expects to grant to the underwriters a 30-day option to purchase up to approximately 165,000 additional shares of common stock on the same terms and conditions to cover over-allotments, if any.

A copy of the press release announcing the public offering is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth in this Item 7.01 and in the attached exhibit is deemed to be furnished and shall not be deemed to be filed.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit 23.1 is being filed herewith and the following exhibit 99.1 is being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLC, Independent Registered Public Accounting Firm

99.1	Press Release dated December 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

December 10, 2015	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLC, Independent Registered Public Accounting Firm

99.1	Press Release dated December 10, 2015